Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on Pioneer Emerging Markets Fund dated January 8, 2001 and our report on Pioneer Indo-Asia Fund dated December 5, 2000 (and to all references to our firm) included in or made a part of this Post-Effective Amendment Number 1 to the Registration Statement on Form N-14 of Pioneer Emerging Markets Fund (Registration Statement File No. 333-64266).

/s/Arthur Andersen LLP

Boston, Massachusetts
August 14, 2001